Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2002

Global Preferred Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		58-2179041
(State or other jurisdiction	0-23637	(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification No.)

6455 East Johns Crossing
Suite 402
Duluth, GA 30097
(Address of principal executive offices)

(770) 248-3311
(Registrant’s telephone number, including area code)

SIGNATURES
EXHIBIT INDEX
EX-99.1 STOCKHOLDER CORRESPONDENCE

Item 5.  Other Events.

     On October 25, 2002, Global Preferred Holdings, Inc. (the “Company”) filed an application with the Securities and Exchange Commission to withdraw its Registration Statement on Form S-1, as amended (File No. 333-83276) due to the fact that the offering contemplated by the Registration Statement was terminated due to unfavorable market conditions. On October 28, 2002, the Company mailed correspondence to its stockholders regarding the withdrawal of the Registration Statement, a copy of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Stockholder Correspondence dated October 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL PREFERRED HOLDINGS, INC

By:	/s/ Bradley E. Barks

Bradley E. Barks Chief Financial Officer

Dated: October 30, 2002

EXHIBIT INDEX

99.1	Stockholder Correspondence dated October 28, 2002.

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